STRONGBOW RESOURCES INC. CHANGES NAME TO FORTEM RESOURCES INC.

March 30, 2017 – Fortem Resources Inc. (formerly known as Strongbow Resources Inc. OTCQB: STBR) (the “Company”) is pleased to announce that it has changed its name from Strongbow Resources Inc. to Fortem Resources Inc. effective as of March 30, 2017.

The name change became effective with the Over-the-Counter Bulletin Board at the opening for trading on March 30, 2017 under the new stock symbol “FTMR”.  The Company’s new CUSIP number is 34961A103.

On behalf of the Board of Directors,

FORTEM RESOURCES INC.

“Michael Caetano”

Michael Caetano
Chief Executive Officer